================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 22, 1999



                          MINDSPRING ENTERPRISES, INC.
                  (Exact name of registrant as specified in its
                                    charter)

            Delaware                        0-27890              58-2113290
---------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission File      (I.R.S. Employer
incorporation or organization)              Number)           Identification No.)

            1430 West Peachtree Street, Suite 400, Atlanta, GA        30309
--------------------------------------------------------------------------------
               (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (404) 815-0770



================================================================================
                           Exhibit Index is on page 5.

                          MINDSPRING ENTERPRISES, INC.

Item 5. Other Events

Agreement to Merge with EarthLink Network, Inc.

       On September 23, 1999, MindSpring Enterprises, Inc. ("MindSpring") and EarthLink Network, Inc. ("EarthLink") announced that they had entered into an Agreement and Plan of Reorganization, dated September 22, 1999 (the "Merger Agreement"). The Merger Agreement sets forth the terms and conditions of the proposed merger of MindSpring and EarthLink into a new company (the "Merger"). The Merger is structured to be a stock-for-stock merger of equals. Pursuant to the Merger Agreement, each share of common stock of MindSpring will be converted into one share of common stock of the new company, and each share of common stock of EarthLink will be converted into 1.615 shares of common stock of the new company. Other outstanding securities of the two companies will be converted on the same basis. Upon consummation of the Merger, the new company will be renamed EarthLink Network, Inc. The parties intend for the Merger to be considered a tax-free reoganization under Section 368 of the Internal Revenue Code of 1986, as amended, and as a "pooling-of-interests" for accounting purposes.

       Consummation of the Merger is subject to the satisfaction of certain conditions, including (1) approval of the Merger Agreement and the Merger by the stockholders of each of MindSpring and EarthLink, (2) effectiveness of a registration statement registering with the SEC the shares of the new company's common stock to be issued in the Merger, (3) approval of the listing of the new shares to be issued by the new company by The Nasdaq Stock Market, (4) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, and (5) ownership by the former stockholders of MindSpring, as of the of effective time of the Merger, of less than fifty percent (50%) of the new company, and (6) certain other customary conditions. The parties currently anticipate that, immediately after completion of the Merger, the former stockholders of MindSpring will own slightly less than fifty percent (50%) of the new company, and the former stockholders of EarthLink will own slightly more than fifty percent (50%) of the new company.

       The new company will be managed by executives from both EarthLink and MindSpring. In the new company, Charles Brewer, MindSpring's founder, chairman and CEO will be chairman; Charles "Garry" Betty, EarthLink's president and CEO will be CEO; Mike McQuary, MindSpring's president and chief operating officer will be president; and Sky Dayton, EarthLink's founder and chairman will be a director.

       The board of directors of the new company will consist of 13 members, assuming that Sprint exercises its rights to maintain its ownership level in the new company at least 20%. The board will be divided into three classes. Mr. Betty and Mr. Dayton have been designated as two of EarthLink's four initial appointees, and Mr. Brewer, Mr. McQuary, Campbell Lanier and William Scott (each of whom are currently serving on MindSpring's board of directors) have been designated as MindSpring's four appointees to the new board of directors. Sprint has designated William Esrey and Len Lauer (currently serving on EarthLink's board of directors) to be its appointees to the new board. A special nominating committee has been formed to select three (3) additional outside directors to serve on the new board.

       MindSpring and EarthLink have each granted the other an option to purchase up to 19.9% of the granting company's shares of common stock, exercisable under certain circumstances following the termination of the Merger Agreement. The Merger Agreement contains a $70 million termination fee payable under certain circumstances in connection with the termination of the Merger Agreement. The termination fee plus any economic benefits obtained pursuant to the exercise of the 19.9% options may not exceed $80 million. Certain significant stockholders have entered into stockholder voting agreements under which they have agreed to vote their shares of stock in favor of the Merger.

       In connection with the Merger, the new company will assume EarthLink's alliance agreements with Sprint Corporation. As a result, Sprint will have the right, among others, to appoint up to two (2) members to the new company's board of directors and to purchase additional shares of equity securities in the new company in order to maintain, but not exceed, a 27.8% ownership level.

       The Merger will constitute a "Change in Control" of MindSpring under the indentures governing the 5% Convertible Subordinated Notes dues 2006 issued by MindSpring in April 1999. As a result, upon completion of the Merger, the new company will adopt the indentures governing the notes and the notes will become convertible into shares of common stock of the new company. After the Merger is consummated, each holder of notes will have the option to require the new company to repurchase such holder's notes at a repurchase price of 100% of the principal amount plus accrued interest to the date of repurchase. Pursuant to the Merger Agreement, the repurchase price for the notes will be paid in cash.

       The parties anticipate that the transaction will close during the first quarter of 2000.

       A copy of the Merger Agreement is included as Exhibit 2.1 hereto. A copy of the stock option agreements are included as Exhibits 2.2 and 2.3 hereto. A copy of the form of stockholder voting agreement is included as Exhibit 2.4 hereto. A copy of the joint press release issued by the parties announcing the execution of the Merger Agreement is included as Exhibit 99.1 hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (c)        Exhibits.

2.1 Agreement and Plan of Reorganization, dated September 22, 1999, among EarthLink Network, Inc., MindSpring Enterprises, Inc. and WWW Holdings, Inc.

2.2 Stock Option Agreement, dated September 22, 1999, between MindSpring Enterprises, Inc. and EarthLink Network, Inc.

2.3 Stock Option Agreement, dated September 22, 1999, between EarthLink Network, Inc. and MindSpring Enterprises, Inc.

2.4 Form of MindSpring Stockholder Agreement, dated September 22, 1999, between certain stockholders party thereto and EarthLink Network, Inc.

99.1 Press Release, dated September 23, 1999, announcing the Company's execution of a definitive agreement to merge with EarthLink Network, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MINDSPRING ENTERPRISES, INC.

Date:  September 30, 1999                    By:/s/ SAMUEL R DESIMONE, JR.
                                                --------------------------------
                                                    Samuel R DeSimone, Jr.
                                                    Executive Vice President and
                                                            General Counsel

                                  EXHIBIT INDEX

Exhibit
-------
Number                             Exhibit
------                             -------

2.1    Agreement and Plan of Reorganization, dated September 22, 1999, among
       EarthLink Network, Inc., MindSpring Enterprises, Inc. and WWW Holdings,
       Inc.

2.2    Stock Option Agreement, dated September 22, 1999, between MindSpring
       Enterprises, Inc. and EarthLink Network, Inc.

2.3    Stock Option Agreement, dated September 22, 1999, between EarthLink
       Network, Inc. and MindSpring Enterprises, Inc.

2.4 Form of MindSpring Stockholder Agreement, dated September 22, 1999, between certain stockholders party thereto and EarthLink Network, Inc.

99.1 Press Release, dated September 22, 1999, announcing the Company's execution of a definitive agreement to merge with EarthLink Network, Inc.